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                                  EXHIBIT 99.1

NEWS          NOBLE CORPORATION                                     [NOBLE LOGO]
              13135 SOUTH DAIRY ASHFORD, SUITE 800
              SUGAR LAND, TX  77478
              PHONE:  281-276-6100  FAX:  281-491-2092

================================================================================

                    NOBLE REPORTS FIRST QUARTER 2004 RESULTS

         ST. MICHAEL, Barbados, April 15, 2004 -- Noble Corporation reported net income for the first quarter of 2004 of $28.3 million, or $0.21 per diluted share, on operating revenues of $245.4 million, compared to net income of $39.4 million, or $0.30 per diluted share, on operating revenues of $245.0 million for the first quarter of 2003.

         At March 31, 2004, the Company's consolidated balance sheet reflected $2.24 billion in shareholders' equity, $272.1 million in cash and marketable debt securities, and $570.7 million in total debt. Net cash provided by operating activities for the three month period ended March 31, 2004 was $61.6 million.

          James C. Day, Chairman and Chief Executive Officer, said, "As anticipated, even with strong product pricing, the U.S. Gulf shelf and West Africa markets have been slow to recover."

         Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 4,000 feet or greater) accounted for approximately 34 percent and 36 percent of the Company's total offshore contract drilling services revenues for the first quarter of 2004 and 2003, respectively. The Company currently operates seven deepwater semisubmersibles in the Gulf of Mexico and one deepwater semisubmersible and three deepwater drillships offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 70 percent and 74 percent of the Company's total offshore contract drilling services revenues for the first quarter of 2004 and 2003, respectively.

         The average dayrate for the Company's international rigs was $52,713 in the first quarter of 2004 compared to $56,444 in the first quarter of 2003. Utilization on these rigs decreased from 90 percent in the first quarter of 2003 to 80 percent in the first quarter of 2004. Results for the first quarter of 2004 were adversely impacted by continued weak market conditions in West Africa and maintenance projects on the Company's drillships in Brazil. These items were partially offset by solid performance in Mexico and the Middle East. Operating days for the Company's six jackups in West Africa decreased by 236 days from the first quarter of 2003 as only two units operated during the first quarter of 2004. However, one of the stacked jackups commenced a two-year contract on April 1, 2004, and the Company is actively marketing the remaining units. One of the Company's three drillships in Brazil was stacked for all of the first quarter 2004. Due to this inactivity, the Company is currently performing regulatory maintenance and upgrades to the unit, scheduled to be completed during the third quarter of 2004. During the first quarter of 2004, the Company performed a combined 66 days of maintenance on its two remaining drillships.

          In the Middle East, the Company experienced an increase of 180 operating days from the first quarter of 2003, primarily due to the acquisition of the Noble Charlie Yester and Noble Gene House jackups in September 2003 and July 2003, respectively. In Mexico, the Company experienced an increase of 275 operating days due to the Company's mobilization of three jackup rigs to Mexico from the U.S. Gulf of Mexico since the beginning of the first quarter of 2003. Since September 2002, the Company has mobilized a total of seven jackups from the U.S. Gulf of Mexico to Mexico for long-term contracts with Petroleos Mexicanos.

         The average dayrate on our deepwater assets in the U.S. Gulf of Mexico capable of drilling in 6,000 feet or greater decreased three percent to $110,322 in the first quarter of 2004, while utilization increased to 100 percent this quarter from 86 percent in the first quarter of 2003. The average dayrate on the Company's domestic jackup rigs was $41,292 in the first quarter of 2004, or 45 percent higher than the same quarter of 2003. Utilization on these units increased to 95 percent as compared to 79 percent in the first quarter of 2003. However, the Company had 177 fewer operating days for domestic jackup rigs during the first quarter of 2004 as compared to the same quarter of 2003 following the mobilization of the three jackups out of this region to Mexico since the beginning of 2003. Our eight premium jackups in


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

Mexico had an average dayrate in the first quarter of 2004 of $51,342, or 24 percent higher than the average dayrate of our two premium jackups in the U.S. Gulf of Mexico, with 100 percent utilization.

         The increase in the Company's operating costs and expenses in the first quarter of 2004 as compared to the same quarter in 2003 was attributable primarily to the addition of four operating rigs since the beginning of 2003. The Noble Charlie Yester commenced a three-year contract in India at the end of 2003. The Noble Gene House is currently operating in the Middle East. The Company activated the Noble Lorris Bouzigard and Noble Therald Martin semisubmersibles in March 2003 and November 2003, respectively. The Company is currently marketing these two units in the U.S. Gulf of Mexico and certain international markets.

         Day said, "While we believe the drilling markets overall will be highly volatile over the near term, the trend in activity should be positive."

         Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet, which stands at 57 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 38 jackup rigs and three submersibles. Nine of the Company's units are capable of operating in harsh environments. In addition to the rigs in the fleet discussed above, the Company has purchased options to acquire two jackups: the Maersk Viking and Maersk Valiant. Approximately 75 percent of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, Mexico, India, and the Mediterranean Sea. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company's ordinary shares are traded on the New York Stock Exchange under the symbol "NE".


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
         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

          Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.

NC-303
4/15/04

For additional information, contact:
John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Corporation, 281-276-6100


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
                       NOBLE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                           THREE MONTHS ENDED MARCH 31,
                                                           ----------------------------
                                                              2004              2003
                                                           ---------         ---------
OPERATING REVENUES
     Contract drilling services                            $ 218,583         $ 216,368
     Reimbursables                                            10,049            15,856
     Labor contract services                                   8,391             6,696
     Engineering, consulting and other                         8,410             6,088
                                                           ---------         ---------
                                                             245,433           245,008
                                                           ---------         ---------

OPERATING COSTS AND EXPENSES
     Contract drilling services                              133,805           123,847
     Reimbursables                                             9,077            15,198
     Labor contract drilling services                          6,826             5,723
     Engineering, consulting and other                         8,097             5,396
     Depreciation                                             40,925            33,864
     Selling, general and administrative                       7,861             6,262
                                                           ---------         ---------
                                                             206,591           190,290
                                                           ---------         ---------

OPERATING INCOME                                              38,842            54,718

OTHER INCOME (EXPENSE)
     Interest expense                                         (9,068)          (10,495)
     Other, net                                                2,486                70
                                                           ---------         ---------

INCOME BEFORE INCOME TAXES                                    32,260            44,293
INCOME TAX PROVISION                                          (4,000)           (4,872)
                                                           ---------         ---------

NET INCOME                                                 $  28,260         $  39,421
                                                           =========         =========

EARNINGS PER SHARE:
     Basic                                                 $    0.21         $    0.30
     Diluted                                               $    0.21         $    0.30

WEIGHTED AVERAGE SHARES
     OUTSTANDING:
          Basic                                              132,626           131,785
          Diluted                                            133,827           132,978


Note: Certain reclassifications have been made in prior period statements of income to conform to the classifications used in the statements of income for the three months ended March 31, 2004.


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


                       NOBLE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                             MARCH 31,     DECEMBER 31,
                                                                2004           2003
                                                            -----------    -----------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                $   160,637    $   139,467
   Investment in marketable securities (a)                      121,533         98,376
   Accounts receivable                                          145,228        149,235
   Inventories                                                    4,150          4,086
   Prepaid expenses                                              12,329         11,809
   Other current assets                                          22,691         18,986
                                                            -----------    -----------
Total current assets                                            466,568        421,959
                                                            -----------    -----------

PROPERTY AND EQUIPMENT
   Drilling equipment and facilities                          3,469,519      3,454,163
   Other                                                         65,213         64,591
                                                            -----------    -----------
                                                              3,534,732      3,518,754
   Accumulated depreciation                                    (935,335)      (892,888)
                                                            -----------    -----------
                                                              2,599,397      2,625,866
                                                            -----------    -----------

INVESTMENT IN AND ADVANCES TO JOINT VENTURES                     19,842         19,868
OTHER ASSETS                                                    126,354        121,940
                                                            -----------    -----------
                                                            $ 3,212,161    $ 3,189,633
                                                            ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Current maturities of long-term debt                     $    36,085    $    47,666
   Accounts payable                                              72,507         87,178
   Accrued payroll and related costs                             49,016         48,511
   Taxes payable                                                 31,856         31,734
   Interest payable                                               2,802          9,384
   Other current liabilities                                     23,918         19,550
                                                            -----------    -----------
Total current liabilities                                       216,184        244,023

LONG-TERM DEBT                                                  534,606        541,907
DEFERRED INCOME TAXES                                           210,030        213,357
OTHER LIABILITIES                                                18,140         18,201
COMMITMENTS AND CONTINGENCIES                                        --             --
MINORITY INTEREST                                                (7,141)        (6,280)
                                                            -----------    -----------
                                                                971,819      1,011,208
                                                            -----------    -----------
SHAREHOLDERS' EQUITY
   Ordinary shares-par value $0.10 per share                     13,478         13,389
   Capital in excess of par value                               942,293        915,240
   Retained earnings                                          1,335,148      1,306,888
   Treasury stock, at cost                                      (48,522)       (49,121)
   Restricted stock (unearned compensation)                      (6,895)        (7,981)
   Accumulated other comprehensive income                         4,840             10
                                                            -----------    -----------
                                                              2,240,342      2,178,425
                                                            -----------    -----------
                                                            $ 3,212,161    $ 3,189,633
                                                            ===========    ===========


(a) Includes amounts in a Rabbi Trust for the Noble Drilling Corporation 401(k) Savings Restoration Plan at March 31, 2004 and December 31, 2003 of $10,086,000 and $9,458,000, respectively.


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

                       NOBLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                        THREE MONTHS ENDED MARCH 31,
                                                                                       -----------------------------
                                                                                          2004                2003
                                                                                       ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                          $  28,260           $  39,421
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation, and amortization of deferred repairs and maintenance                  50,427              41,668
      Deferred income tax provision                                                        1,200               1,624
      Loss on sales of marketable securities                                                  44                  93
      Equity in (income) loss of joint ventures                                             (998)                378
      Compensation expense from stock-based plans                                          1,086               1,185
      Other                                                                                 (938)                537
      Other changes in current assets and liabilities:
         Accounts receivable                                                               4,007                 223
         Other current assets                                                             (5,329)            (14,941)
         Accounts payable                                                                (14,672)             (9,573)
         Other current liabilities                                                        (1,535)            (17,485)
                                                                                       ---------           ---------
            Net cash provided by operating activities (a)                                 61,552              43,130
                                                                                       ---------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions and related capital upgrades                                                  --             (60,188)
   Other capital expenditures                                                            (13,871)            (15,833)
   Deferred repair and maintenance expenditures                                           (9,401)             (6,226)
   Repayments from joint venture                                                           1,024                 287
   Investment in marketable securities                                                   (63,547)            (13,247)
   Proceeds from sales and maturities of marketable securities                            41,121               7,311
                                                                                       ---------           ---------
            Net cash used for investing activities                                       (44,674)            (87,896)
                                                                                       ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Payment of long-term debt                                                             (18,883)            (15,548)
   Proceeds from issuance of ordinary shares                                              23,175               1,713
   Decrease in restricted cash                                                                --                 361
                                                                                       ---------           ---------
            Net cash provided by (used for) financing activities                           4,292             (13,474)
                                                                                       ---------           ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          21,170             (58,240)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           139,467             192,509
                                                                                       ---------           ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $ 160,637           $ 134,269
                                                                                       =========           =========


(a) The Company sometimes refers to Cash flow from operations as an approximation of cash returns before any changes in working capital. Such a reference to Cash flow from operations means the sum of Net income, Depreciation and amortization (which includes Deferred repair and maintenance), and Deferred income tax provision. The nearest measurement under accounting principles generally accepted in the United States of America is Net cash provided by operating activities.


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
                       NOBLE CORPORATION AND SUBSIDIARIES
                      FINANCIAL AND OPERATIONAL INFORMATION
 (In thousands, except utilization amounts, operating days and average dayrates)
                                   (Unaudited)


                                                                    THREE MONTHS ENDED MARCH 31,
                                                       --------------------------------------------------    THREE MONTHS ENDED
                                                                   2004                      2003            DECEMBER 31, 2003
                                                       ------------------------  ------------------------  ------------------------
                                                       International   Domestic  International   Domestic  International   Domestic
                                                       -------------   --------  -------------   --------  -------------   --------
REVENUES
   Contract drilling services                             $153,975     $ 64,608     $159,907     $ 56,461     $157,417     $ 59,961
   Labor contract drilling services                          8,391           --        6,696           --        7,735           --
   Engineering, consulting and other                         3,195        5,215        2,100        3,988        3,185        1,792


DIRECT OPERATING EXPENSES
   Contract drilling services                             $101,644     $ 32,161     $ 92,490     $ 31,357     $100,709     $ 32,701
   Labor contract drilling services                          6,826           --        5,723           --        5,691           --
   Engineering, consulting and other                         2,017        6,080        1,826        3,570        3,761        4,435


OPERATING STATISTICS
   Jackups:
      Utilization                                               80%          95%          89%          79%          74%          98%
      Operating Days                                         2,557          173        2,401          350        2,377          180
      Average Dayrate                                     $ 49,962     $ 41,292     $ 51,562     $ 28,482     $ 50,379     $ 38,961

   Semisubmersibles - (6,000 feet or greater):
      Utilization                                              100%         100%         100%          86%         100%          95%
      Operating Days                                            91          455           90          386           92          436
      Average Dayrate                                     $130,510     $110,322     $154,372     $113,845     $158,094     $109,544

   Semisubmersibles - (less than 6,000 feet):
      Utilization                                              100%          32%          80%         100%         100%          11%
      Operating Days                                            91           58           72           31           92           17
      Average Dayrate                                     $ 40,147     $ 38,103     $ 41,799     $ 45,387     $ 46,939     $ 39,059

   Drillships:
      Utilization                                               67%          --          100%          --           91%          --
      Operating Days                                           182           --          270           --          252           --
      Average Dayrate                                     $ 58,755     $     --     $ 71,125     $     --     $ 74,610     $     --

   Submersibles:
      Utilization                                               --           79%          --           37%          --           86%
      Operating Days                                            --          215           --           66           --          211
      Average Dayrate                                     $     --     $ 23,523     $     --     $ 17,288     $     --     $ 21,436

   Total:
      Utilization                                               80%          83%          90%          76%          76%          81%
      Operating Days                                         2,921          901        2,833          833        2,813          844
      Average Dayrate                                     $ 52,713     $ 71,707     $ 56,444     $ 67,780     $ 55,961     $ 71,044


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